Exhibit 99.1

FOR IMMEDIATE RELEASE

September 10, 2018

AMERICAN CAPITAL SENIOR FLOATING, LTD. ANNOUNCES FINAL LIQUIDATING DISTRIBUTION

Final Liquidating Distribution of $3.69 per share, resulting in Total Distributions in Connection with the Liquidation of $12.878 per share

New York, NY — September 10, 2018 - American Capital Senior Floating, Ltd. (“ACSF” or the “Company”) announced today that, in connection with the Plan of Complete Liquidation and Dissolution of the Company (the “Plan”), the Company’s Board of Directors (the “Board”) has approved a final liquidating distribution of $3.69 per share (such distribution, the “Final Liquidating Distribution”). The Final Liquidating Distribution will be payable on or about September 18, 2018 to the Company’s stockholders of record as of the close of business on September 11, 2018 (the “Record Date”).  The Company does not expect to make any further distributions beyond the Final Liquidating Distribution. The Company has instructed its transfer agent, Computershare Trust Company, N.A., to close the Company’s stock transfer records and to no longer recognize or record any transfers of shares of the Company’s common stock after the close of business on the Record Date.  The Company further expects to be legally dissolved in accordance with Maryland law promptly following payment of the Final Liquidating Distribution.

On August 27, 2018, the Company previously made a liquidating distribution to its stockholders of $8.80 per share (the “Initial Liquidating Distribution,” and, together with the Final Liquidating Distribution, the “Total Liquidating Distributions”). The aggregate amount to be received by stockholders in connection with the liquidation will be $12.878 per share (includes (a) the cumulative dividends already paid in May, June, July and August of 2018 (the “Cumulative Dividends Paid”) totaling $0.388 per share, (b) the Initial Liquidating Distribution of $8.80 per share and (c) the Final Liquidating Distribution of $3.69 per share), representing 98% of the Company’s net asset value per share as of March 31, 2018 of $13.11.

Total Distributions Per Share

Cumulative Dividends Paid(1)	$0.388
Plus
Initial Liquidating Distribution Previously Paid on August 27, 2018	$8.80
Final Liquidating Distribution to be Paid on or about September 18, 2018	$3.69
Total Liquidating Distributions	$12.49

Total Distributions(1)	$12.878

(1) Includes cumulative dividends paid in May, June, July and August of 2018.

ABOUT AMERICAN CAPITAL SENIOR FLOATING, LTD.

American Capital Senior Floating, Ltd. is a diversified closed-end investment management company that invested primarily in senior first lien and second lien floating rate loans to large-market U.S. based companies and in debt and equity tranches of collateralized loan obligations collateralized by senior floating rate loans. The Company has elected to be treated as a business development company under the 1940 Act and is externally managed by Ivy Hill Asset Management, L.P. For further information, please refer to www.ACSF.com. The Company is in the process of liquidating and expects to be dissolved following payment of the Final Liquidating Distribution.

ABOUT IVY HILL ASSET MANAGEMENT, L.P.

Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC), is an SEC-registered investment adviser, comprised of an experienced team of investment professionals focused on investing in and managing primarily middle market senior secured assets through structured investment vehicles and managed accounts. As of June 30, 2018, IHAM had total assets under management of approximately $5.0 billion across 23 vehicles.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and statements.  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company’s control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

American Capital Senior Floating, Ltd.

Carl Drake or John Stilmar

(888) 818-5298

iracsf@aresmgmt.com